Exhibit 10.56

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

AMENDMENT NO.2

TO

SUPPLY AND LICENSE AGREEMENT

This Amendment No. 2 is entered into as of December 7, 2011 by and between Heska Corporation, a Delaware corporation, having a principal place of business at 3760 Rocky Mountain Avenue, Loveland, CO 80538 (“Heska”) and Intervet Inc., d/b/a Merck Animal Health a Delaware corporation, having a place of business at 556 Morris Avenue, Summit, New Jersey 07901-1330 (“Merck”).

WHEREAS, Heska and Merck are parties to that certain Supply and License Agreement dated August 1, 2003, by and between Heska and Merck (formerly known as Schering–Plough Animal Health Corporation (the “Original Agreement”);

WHEREAS, Heska and Merck desire to amend the Original Agreement to clarify the definition of “Veterinarians” therein;

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment No. 2, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments to Original Agreement. Notwithstanding any provision of the Original Agreement to the contrary:

A. Section 1.16 of the Original Agreement is hereby deleted in its entirety and replaced with the following new Section 1.16:

“1.16 “Veterinarians” shall mean veterinarians, veterinary clinics and veterinary hospitals that will provide the Product only to their patients in a situation in which there is a doctor-patient relationship between a veterinarian and the patient with respect to the Product (collectively, “Veterinary Institutions”). “Veterinarians” also shall include veterinary distributors and e-commerce outlets that have an agency relationship, ownership relationship or other membership-based relationship with one or more Veterinary Institutions to the extent the veterinary distributor or e-commerce outlet provides the Product to an end-user under a prescription from such

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Veterinary Institution(s) and receives profit-sharing or other compensation from such prescribing Veterinary Institution(s) in connection therewith (collectively, the described veterinary distributors and e-commerce outlets are defined herein as “Permitted Distributors”), [***]. Notwithstanding any provision of this Agreement to the contrary, however, “Veterinarians” shall not include (i) the Over-the-counter channel and (ii) any portion of the retail channel that does not maintain a Permitted Distributor relationship with a Veterinary Institution with respect to the Product, including but not limited to retail pharmacies [***], big box stores [***], Internet based online pharmacies not meeting the definition of Permitted Distributor [***] and pet specialty stores [***] (provided, that a Veterinary Institution co-located with an unaffiliated pet specialty store [***] shall be treated as a Veterinary Institution and such pet specialty store shall not be treated as a Veterinarian), and in each case, their respective e-commerce outlets.”

B. Section 2.1(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following new Section 2.1(a):

“(a) During the term of this Agreement, Heska shall be the exclusive supplier of the Product to Schering solely for the exclusive distribution and sale of the Product by Schering to Veterinarians (including Permitted Distributors) in the Territory. Schering shall have the right to (i) grant sublicenses, and (ii) private label, in connection with its sale of the Product in the Territory. The rights to the Product retained by Heska under this Agreement will specifically exclude the right to distribute and sell the Product to Veterinarians or Permitted Distributors in the Territory.”

2. Effect of this Amendment. This Amendment No. 2 is hereby incorporated by reference into the Original Agreement as if fully set forth therein. The Original Agreement as amended by this Amendment No. 2 shall continue in full force and effect following execution and delivery hereof and references to the term “Agreement” therein shall include this Amendment No. 2. In the event of any conflict between the terms and conditions of the Original Agreement and this Amendment No. 2, the terms and conditions of this Amendment No. 2 shall govern and control.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed and delivered by their duly authorized representatives as of the date first above written.

HESKA CORPORATION		INTERVET INC. d/b/a Merck Animal Health

By:	/s/ Michael J. McGinley	By:	[***]
Name:	/s/ Michael J. McGinley	Name:	[***]
Title:	President, Chief Operating Officer	Title:	[***]

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